EXHIBIT 4.9

                                 THIRD AMENDMENT

         THIRD AMENDMENT (this "Third Amendment"), dated as of October 8, 1999, to the Credit Agreement, dated as of March 4, 1997, as modified by the Waiver and First Amendment dated as of November 25, 1997, the Waiver dated as of February 11, 1998, the Waiver and Second Amendment dated as of May 27, 1998 and the Waiver dated as of November 13, 1998 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PACKARD BIOSCIENCE COMPANY, a Delaware corporation ("Packard"), the Subsidiary Borrowers party thereto, the lenders from time to time parties thereto (the "Lenders"), BANC OF AMERICA SECURITIES LLC (formerly known as NATIONSBANC MONTGOMERY SECURITIES LLC) and CIBC OPPENHEIMER CORP. (formerly known as CIBC-WOOD GUNDY SECURITIES CORP.), as co-arrangers and co-syndication agents (in such capacities, the "Co-Arrangers" and the "Co-Syndication Agents"), CANADIAN IMPERIAL BANK OF COMMERCE, as documentation agent (in such capacity, the "Documentation Agent"), and BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as administrative agent.

                              W I T N E S S E T H :

         WHEREAS, Packard has requested that the Lenders agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Lenders have agreed to such amendment only upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 1.1--Consolidated EBITDA. The definition of Consolidated EBITDA contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following new clause (g) immediately after clause (f) thereof:

               "and (g) up to $2,000,000 of professional fees paid in connection with the Foreign Subsidiary Corporate Reorganization"

         3. Section 1.1--Consolidated Interest Expense. The definition of Consolidated Interest Expense contained in Section 1.1 of the Credit Agreement is hereby amended by adding the words ", but excluding the Amendment Fee referred to in the Third Amendment hereto" at the end of the last parenthetical contained therein.

         4. Section 1.1--Consolidated Total Debt. The definition of Consolidated Total Debt contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of Packard and its Subsidiaries at such date (other than the principal amount of the Japan Debt to the extent Packard Japan KK has an equivalent amount of cash ("Equivalent Japanese Cash") on hand on such date), determined on a consolidated basis in accordance with GAAP; provided, that, except for calculations of the Consolidated Leverage Ratio pursuant to the Pricing Grid, such amount shall be reduced by the aggregate amount of cash on hand (other than Equivalent Japanese Cash) held by the Borrower or any of its Subsidiaries (not to exceed $8,000,000).

         5. Section 1.1--Fronted Offshore Revolving Credit Loan Sublimit. The definition of Fronted Offshore Revolving Credit Loan Sublimit contained in
Section 1.1 of the Credit Agreement is hereby amended by changing the amount "$35,000,000" to the amount "$50,000,000".

         6. Section 1.1--New Definition. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

               "Foreign Subsidiary Corporate Reorganization": a corporate reorganization pursuant to which certain of Packard's Foreign Subsidiaries shall become Subsidiaries of one or more Wholly Owned Subsidiaries organized under the laws of countries that are members of the European Union or the laws of Switzerland. Packard hereby agrees to give the Administrative Agent at least 30 days' advance notice of the Foreign Subsidiary Corporate Reorganization, which notice shall be accompanied by a substantially final description, in reasonable detail, of such reorganization.

         7. Section 8.9(d). Section 8.9(d) of the Credit Agreement is hereby amended by changing the phrase "Packard or any of its Subsidiaries" (which appears twice in said Section) to the phrase "Packard or any of its Domestic Subsidiaries".

         8. Section 9.1(a). The third, fourth and fifth rows of the table set forth in Section 9.1(a) are hereby amended and restated in their entirety as follows:

               December 31, 1998 - September 29, 1999         5.50:1.00
               September 30, 1999 - December 30, 1999         5.85:1.00
               December 31, 1999 - June 29, 2000              5.35:1.00
               June 30, 2000 - December 30, 2000              5.15:1.00
               December 31, 2000 - March 30, 2001             4.80:1.00
               March 31, 2001 - December 30, 2001             4.50:1.00

         9. Section 9.1(c). The first row of the table set forth in Section 9.1(c) is hereby amended and restated in its entirety as follows:

               June 30, 1997 - September 29, 1999             1.00:1.00
               September 30, 1999 - December 30, 1999         0.90:1.00
               December 31, 1999 - March 30, 2000             1.00:1.00

         10. Section 9.2 (d). Section 9.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "(d) Indebtedness of any Wholly Owned Foreign Subsidiary to Packard or any Wholly Owned Subsidiary Guarantor in an aggregate amount not to exceed $25,000,000 at any one time outstanding, provided that (i) such Indebtedness is evidenced by a note that is pledged as collateral under the Guarantee and Collateral Agreement, (ii) no more than $5,000,000 of such Indebtedness shall result from cash loans to any such Foreign Subsidiary (with any such Indebtedness not resulting from cash loans being referred to herein as "Non-Cash Indebtedness") and (iii) in the case of any such Indebtedness issued in connection with a transfer of property (other than cash) to a Foreign Subsidiary, such transfer constitutes a Disposition expressly permitted by Section 9.5;"


         11. Section 9.6.

          (a) Section 9.6 of the Credit Agreement is hereby amended by changing the amount "$2,000,000" to the amount "$5,000,000".

          (b) Section 9.6 of the Credit Agreement is hereby amended by adding the following new clause (C) to the end thereof:


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               "and (C)  Packard  may  make  cash  payments  in  respect  of tax obligations of employees or directors of Packard or any of its Subsidiaries resulting from the exercise by such Persons of options to purchase common stock of Packard in exchange for a corresponding reduction in the number of shares obtainable upon such exercise"


         12. Section 9.7.  Section 9.7 of the Credit Agreement is hereby amended
by  changing  the  amounts   "$10,000,000"   and  "$3,000,000"  to  the  amounts
"$15,000,000" and "$5,000,000", respectively.

         13. Section 9.8(f). Section 9.8(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "(f) (i) investments by Packard or any of its Subsidiaries in Packard or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor, (ii) any investment resulting from intercompany reorganizations to the extent expressly permitted by
          Section 9.5(d) or (e) and (iii) any investment resulting from the issuance of Non-Cash Indebtedness (as defined in Section 9.2(d));"


         14. Section 9.8(g).

          (a) The second parenthetical contained in Section 9.8(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "(or, (x) in the case of investments in CCS Packard Inc., $27,000,000 and (y) in the case of one other investment during the term of this Agreement, $40,000,000)"

          (b) Clause (ii) of  the  proviso  to   Section  9.8(g) of  the  Credit
Agreement is hereby amended by changing the amount "$20,000,000" to the amount "$23,000,000".

          15. Section 9.9(b). Section 9.9(b) of the Credit Agreement is hereby amended by changing the amount "$2,000,000" to the amount "$5,000,000".

         16. Standby Letters of Credit in Offshore Currencies. The Credit Agreement is hereby amended to the extent necessary to permit standby Letters of Credit in Offshore Currencies ("Offshore Letters of Credit") to be issued on terms and conditions comparable to those applicable to Letters of Credit under the Credit Agreement and, to the extent relevant, the Fronted Offshore Revolving Credit Subfacility. Without limiting the generality of the foregoing, the following terms and conditions shall be applicable to Offshore Letters of
Credit: (1) the account party must be a Borrower (and, accordingly, all obligations of the type applicable to Packard under Section 3 of the Credit Agreement shall, in the case of Offshore Letters of Credit, be obligations of such Borrower), (2) each L/C Participant will be obligated to make payments to the Issuing Lender in respect of Offshore Letters of Credit in the relevant Offshore Currency (or, at the option of the Issuing Lender, in Dollars based upon the Dollar Equivalent of the relevant Reimbursement Obligation) under the circumstances described in Section 3.4 of the Credit Agreement, (3) the limits described in clauses (a), (b) and (c) of Section 4.1 of the Credit Agreement shall apply to each issuance of an Offshore Letter of Credit, (4) the procedures specified in Section 4.5 of the Credit Agreement shall apply to each Offshore Currency utilized for the Offshore Letters of Credit, (5) Offshore Letters of Credit shall count as utilization of the Revolving Credit Commitments, the Fronted Offshore Revolving Credit Sublimit and the L/C Commitment (determined on the basis of the Dollar Equivalent thereof), including, without limitation, for the purposes of Section 5.4(g) of the Credit Agreement, (6) references to Fronted Offshore Revolving Credit Loans shall, to the extent relevant, be deemed to include the L/C Obligations in respect of Offshore Letters of Credit for the purposes of interpreting provisions relating to the administration of Offshore Currency matters, including, without limitation, (I) the definitions of "Banking Day", "Calculation Date" and "Cost of Funds" and (II) Section 5.10(e) of the Credit Agreement, (7) relevant determinations to be made by the Fronting Lender in respect of Offshore Currency matters shall, in the case of Offshore Letters of Credit, be made by the Issuing Lender, (8) the Offshore Currencies for which Offshore Letters of Credit are available, as well as administrative matters relating to Offshore Letters of Credit, shall be determined pursuant to a separate agreement between the Issuing Lender and the relevant Borrowers.

         17. Release of Liens. The parties hereto (a) acknowledge that the Foreign Subsidiary Corporate Reorganization may result in certain direct Foreign Subsidiaries of the Loan Parties becoming indirect Foreign Subsidiaries of the Loan Parties and (b) confirm the authority of the Administrative Agent, as provided in Section 11.10 of the Credit Agreement, to release any Liens on the Capital Stock of such formerly direct Foreign Subsidiaries created pursuant to the Security Documents.

         18. Conditions to Effectiveness. This Third Amendment shall become effective (the actual date of such effectiveness, the "Third Amendment Effective Date") as of the date first above written when (a) counterparts hereof shall have been duly executed and delivered by the Required Lenders, Packard and the Administrative Agent and acknowledged by each Subsidiary Guarantor and (b) Packard shall have paid to the Administrative Agent for distribution to the relevant Lenders an amendment fee (the "Amendment Fee") equal to 0.25% of the sum of the Revolving Credit Commitment and Term Loans of each Lender that has submitted an executed signature page to this Amendment by facsimile transmission to the Administrative Agent or its counsel prior to 12:00 Noon, New York City time, on October 8, 1999.

         19. Representations.  Packard represents and warrants that:

          (a) this Third Amendment has been duly authorized, executed and delivered by Packard;

          (b) each of this Third Amendment,  and the Credit Agreement as amended
by  this  Third   Amendment,    constitutes  the  legal,   valid   and   binding
obligation of Packard;

          (c) each  of  the   representations  and   warranties  set   forth  in
Section 6 of the Credit Agreement are true and correct as of the Third Amendment Effective Date; provided that references in the Credit Agreement to this "Agreement" shall be deemed references to the Credit Agreement as amended by this Third Amendment; and

          (d) after giving effect to this Third Amendment, there does not exist any Default or Event of Default.

         20. Continuing Effect. Except as expressly amended or waived hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

         21. Expenses. Packard agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Third Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent.

         22. Counterparts. This Third Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         23. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



PACKARD BIOSCIENCE COMPANY

By:
Name:
Title:



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                           ACKNOWLEDGEMENT AND CONSENT

                  Each of the undersigned does hereby acknowledge and consent to the foregoing Third Amendment. Each of the undersigned does hereby confirm and agree that, after giving effect to such Third Amendment, the Guarantee and
Collateral Agreement and the other Security Documents in favor of the Administrative Agent to which it is a party are and shall continue to be in full force and effect and are hereby confirmed and ratified in all respects.


                                            PACKARD INSTRUMENT COMPANY, INC.

                                            By:
                                            Name:
                                            Title:


                                            AQUILA TECHNOLOGIES GROUP, INC.

                                            By:
                                            Name:
                                            Title:


                                            CCS PACKARD, INC.

                                            By:
                                            Name:
                                            Title:


                                            HARWELL INSTRUMENTS LIMITED

                                            By:
                                            Name:
                                            Title:


                                            TENNELEC, INC.

                                            By:
                                            Name:
                                            Title:



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